As filed with the Securities and Exchange Commission on July 29, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0479645 (I.R.S. Employer Identification Number)
19001 Crescent Springs Drive Kingwood, Texas (Address of Principal Executive Offices)	77339 (Zip Code)

Insperity, Inc. Incentive Plan
(Full Title of the Plan)

Christian P. Callens
Senior Vice President, Legal, General Counsel and Secretary
Insperity, Inc.
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
(281) 358-8986

(Name, address and telephone number, including area code, of agent for service)

with a copy to:
James B. Marshall
Baker Botts L.L.P.
910 Louisiana
Houston, Texas 77002
(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

Insperity, Inc. (the “Company” or the “Registrant”) previously registered shares of its common stock, par value $0.01 per share (the “Shares” or “Common Stock”), available for grant of awards pursuant to the Insperity, Inc. Incentive Plan (the “Plan”), formerly known as the Insperity, Inc. 2012 Incentive Plan, as amended and restated effective June 16, 2017, as further amended effective December 30, 2019, as amended and restated effective May 22, 2023, as further amended effective May 20, 2025 and as further amended effective May 18, 2026. The registration of these Shares was filed on (a) a Form S-8 Registration Statement with the Securities and Exchange Commission (“SEC”) on May 21, 2012 (File Number 333-181569), (b) a Form S-8 Registration Statement with the SEC on November 3, 2017 (File Number 333-221310), (c) a Form S-8 Registration Statement filed with the SEC on August 4, 2023 (File Number 333-273717) and (d) a Form S-8 Registration Statement filed with the SEC on August 1, 2025 (File Number 333-289187) (collectively, the “Prior Registration Statements”), in accordance with the Securities Act of 1933, as amended.

The Registrant’s Board of Directors adopted, and on May 18, 2026 the shareholders of the Registrant approved, an amendment to the Plan to provide that, among other things, an additional 1,620,000 Shares be available for issuance under the Plan.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number		Exhibit
*	4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2024).
*	4.2	Amended and Restated Bylaws of Insperity, Inc. dated November 15, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 17, 2023).
*	4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 33-96952)).
*	4.4
Insperity, Inc. Incentive Plan (As Amended and Restated Effective May 22, 2023) (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2025).

*	4.5	First Amendment to the Insperity, Inc. Incentive Plan (incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement on Schedule 14A filed on April 15, 2025).
*	4.6	Second Amendment to the Insperity, Inc. Incentive Plan (incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement on Schedule 14A filed on April 14, 2026).
	5.1	Legal Opinion of Baker Botts L.L.P.
	23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Insperity, Inc.
	23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
	24.1	Power of Attorney (included as part of the signature page hereto).
	107	Filing Fee Table.

* Incorporated by reference herein as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 29, 2026.

INSPERITY, INC.

/s/ Christian P. Callens
By:	Christian P. Callens Senior Vice President, Legal General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul J. Sarvadi, James D. Allison and Christian P. Callens, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to the Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 29, 2026.

Signature	Title

/s/ Paul J. Sarvadi	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
Paul J. Sarvadi

/s/ James D. Allison	Executive Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)
James D. Allison

/s/ Sean P. Duffy	Senior Vice President of Finance and Accounting (Principal Accounting Officer)
Sean P. Duffy

/s/ Timothy T. Clifford	Director
Timothy T. Clifford

/s/ Eli Jones	Director
Eli Jones

/s/ Carol R. Kaufman	Director
Carol R. Kaufman

/s/ John L. Lumelleau	Director
John L. Lumelleau

/s/ Ellen H. Masterson	Director
Ellen H. Masterson

/s/ Randall Mehl	Director
Randall Mehl

/s/ John M. Morphy	Director
John M. Morphy

/s/ Latha Ramchand	Director
Latha Ramchand

/s/ Richard G. Rawson	Director
Richard G. Rawson

/s/ W. Philip Wilmington	Director
W. Philip Wilmington